SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2009

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

One Federal Street, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(d)	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 3.03	Material Modifications to the Rights of Security Holders

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 31, 2009, Soapstone Networks Inc. (the “Company”), filed a certificate of dissolution (the “Certificate”) with the Delaware Secretary of State, as contemplated by the plan of liquidation and dissolution previously approved by the Company’s Board of Directors and stockholders. The Certificate, which became effective upon filing, provides for the dissolution of the Company under Delaware General Corporation Law. For more detail concerning the filing of the Certificate, please see the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on July 2, 2009.

In connection with the filing of the Certificate, effective as of the close of business on July 31, 2009, the Company closed its stock transfer books and discontinued recording transfers of shares of its common stock, $.0001 par value per share (the “Common Stock”). The Common Stock, and stock certificates evidencing the shares of Common Stock, are no longer assignable or transferable on the Company’s books.

On July 28, 2009, the Company submitted a request to Nasdaq OMX to suspend trading of the Common Stock effective at the close of the regular trading session on July 31, 2009. On July 29, 2009, the Company notified Nasdaq OMX that the Company would file a Form 25 to delist its Common Stock on August 7, 2009.

Upon the suspension of trading of the Common Stock on the Nasdaq Global Market at the close of the regular trading session on July 31, 2009, shares of Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board or the Pink Sheets. Such trading will reduce the market liquidity of the Common Stock. As a result, an investor will find it more difficult to dispose of, or obtain accurate quotations for the price of the Common Stock, if they are able to trade the Common Stock at all.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the filing of the Certificate, Dr. William Leighton, Richard Liebhaber, William Ingram and Robert Schechter resigned as members of the Company’s Board of Directors, effective July 31, 2009. Dr. Leighton also resigned as the Company’s President and Chief Executive Officer, effective July 31, 2009. None of these resignations involved any controversy or disagreement with the Company.

The Company remains bound by the terms of its existing agreements with Dr. Leighton, including that certain Severance Pay Agreement, dated as of March 15, 2006 and as amended December 29, 2008, by and between the Company and Dr. Leighton. Copies of the agreement and the amendment have previously been filed with the SEC.

(d) William J. Stuart and Michael Cayer have been appointed to the Company’s Board of Directors, effective July 31, 2009. Mr. Stuart has also been appointed as the Company’s President, which became effective upon Dr. Leighton’s resignation. Mr. Stuart will continue to serve as the Company’s Chief Financial Officer, and Mr. Cayer will continue to serve as the Company’s General Counsel and Secretary. At this time, neither Mr. Stuart nor Mr. Cayer will receive any compensation in addition to their current salaries for these new roles.

A copy of the press release regarding these matters included in this report is filed herewith as Exhibit 99.1. The Certificate is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Certificate contained in this Current Report on Form 8-K is qualified in its entirety by such document.

Cautionary Statement About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” about Soapstone Networks’ future expectations, potential dividends, liquidation obligations, expenses and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this Current Report on Form 8-K, the word “will”, “expected” and other similar expressions are intended to identify such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur costs to terminate, retain or replace personnel and consultants; the limited ability of our stockholders to publicly trade our stock because our stock transfer books are closed and we are seeking to be delisted from the Nasdaq Global Market; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect Soapstone, its business and its financial results are set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.2	Certificate of Dissolution, as filed by the Company with the Secretary of State of the State of Delaware on July 31, 2009

99.1	Press Release, dated July 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: July 31, 2009
	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer, Senior Vice President of Finance, and Treasurer

Exhibit Index

4.2	Certificate of Dissolution, as filed by the Company with the Secretary of State of the State of Delaware on July 31, 2009

99.1	Press Release, dated July 31, 2009